UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2017 (November 16, 2017)

LEGACY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-221116	81-3674868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1308 Race Street, Suite 200 Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 618-7161

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 16, 2017, the registration statement (File No. 333-221116) (the “Registration Statement”) for Legacy Acquisition Corp.’s (the “Company”) initial public offering (“IPO”) was declared effective by the Securities and Exchange Commission. In connection therewith and the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated November 16, 2017, among the Company and Wells Fargo Securities, LLC, Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters;

●	An Investment Management Trust Agreement, dated November 16, 2017, between the Company and Continental Stock Transfer & Trust Company;

●	A Warrant Agreement, dated November 16, 2017, between the Company and Continental Stock Transfer & Trust Company;

●	A Registration Rights Agreement, dated November 16, 2017, between the Company and the initial security holders of the Company; and

●	A Letter Agreement by and between the Company, the initial security holders, officers and directors of the Company.

On November 21, 2017, the Company consummated its IPO of 30,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock, $0.0001 par value per share (“Class A Common Stock”), and one warrant (“Public Warrant”), to purchase one-half of one share of Class A Common Stock. Each Public Warrant entitles the holder to purchase one-half of one share of Class A Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share).  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $300,000,000.

Item 3.02.  Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of an aggregate of 17,500,000 warrants (“Placement Warrants”) at a price of $0.50 per Placement Warrant, generating total proceeds of $8,750,000. The Placement Warrants, which were purchased by the Sponsor, are substantially similar to the Public Warrants, except that if held by the original holder or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination.  If the Placement Warrants are held by holders other than their initial holder, the Placement Warrants will be redeemable by the Company and exercisable by holders on the same basis as the Public Warrants.

Item 5.03.  Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2017, the Company filed its Amended and Restated Certificate of Incorporation in the State of Delaware.  The terms of the Amended and Restated Certificate of Incorporation are set forth in the Registration Statement and are incorporated herein by reference. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01. Other Events.

A total of $300,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay taxes and up to $750,000 annually for working capital purposes, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Class A Common Stock issued by the Company in the IPO if the Company is unable to consummate an initial business combination within 24 months from the closing of the IPO.

Copies of the press releases issued by the Company announcing the pricing of the IPO and the consummation of the IPO are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

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Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement among the Company, Wells Fargo Securities, LLC, Cantor Fitzgerald & Co. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters

3.1	Amended and Restated Certificate of Incorporation

3.2	Certificate of Correction to Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on November 20, 2017

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.2	Registration Rights Agreement among the Company and the initial security holders

10.3	Letter Agreement by and between the Company, the initial security holders and the officers and directors of the Company

99.1	Press Release Announcing Pricing of IPO

99.2	Press Release Announcing Closing of IPO

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2017	LEGACY ACQUISITION CORP.

	By:	/s/ Edwin J. Rigaud
Name: Edwin J. Rigaud
Title: Chairman and Chief Executive Officer

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